THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This Third Amendment to Loan and Security Agreement ("Amendment") dated this 30th day of December, 1996 between and among CRW FINANCIAL, INC. ("Borrower"), CASINO MONEY CENTERS, INC. ("CMC"), CRW CALIFORNIA, INC., CRW TEXAS, INC. and KAPLAN & KAPLAN, INC. (collectively, the "Guarantors" and severally each a "Guarantor") and MELLON BANK, N.A. ("Lender").

                                   BACKGROUND

     A. On May 11, 1995, Borrower, Guarantors and Lender entered into a certain Loan and Security Agreement pursuant to which financing arrangements were established by Lender for the benefit of Borrower with the credit support of Guarantors (which Loan and Security Agreement, as it has been previously modified and may hereafter, from time to time, be modified, supplemented or replaced is hereinafter referred to as the "Loan Agreement").

     B. On September 19, 1996, Borrower, Guarantors and Lender entered into a Second Amendment to Loan and Security Agreement ("Second Amendment").

     C. The parties have agreed to modify certain terms and conditions of the Loan Agreement and desire to set forth their understanding in this Amendment.

     D. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed thereto in the Loan Agreement.

     NOW, THEREFORE, with the foregoing background incorporated herein by reference and made part hereof, the parties hereto,

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intending to be legally bound, hereby promise and agree as follows:


        1. The definition of "Maximum Revolving Credit Amount" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and is replaced by the following:

           "Maximum Revolving Credit Amount - $8,500,000."

        2. The definition of "Maturity Date" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and is replaced by the following:

          Maturity Date - The earlier of (a) March 18, 1997 or (b) the date of closing on a sale by the Borrower and/or the Guarantors of the assets of their collection business or any merger or consolidation of any of such companies with the effect that such business is not directly or indirectly controlled by Borrower.

        3. Borrower has executed and delivered to Lender a Replacement Revolving Credit Note (the "New Note") reflecting the increase in the Maximum Revolving Credit Amount.

        4. Section 6.11(b) is hereby amended to read as follows:

          "(b) Maximum Net Loss: Obligors shall have maximum consolidated net loss of $800,000 for the fiscal quarter ending December 31, 1996."

        5. (a) To induce Lender to increase the Maximum
Revolving Credit Amount and make the amendments described above,

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

(1) Borrower will issue to APT Holdings Corporation ("Holdings") on or before December 30, 1996, a Common Stock Purchase Warrant for 62,500 shares of Borrower's Common Stock (the "New Warrant"), which Warrant (i) will be in the form of the Common Stock Purchase Warrant dated February 29, 1996 for 17,500 shares of Borrower's Common Stock currently held by Holdings, (ii) will have an initial Exercise Price of $6.75 per share, and (iii) will be, and the Warrant Securities (as defined in the New Warrant) will be, entitled to the benefits of the Additional Warrant Agreement dated February 29, 1996 by and between Borrower and Holdings (the "Warrant Agreement") and the Registration Rights Agreement (as amended on the date hereof), and (2) the facility amendment fee referred to in paragraph 6 of the Second Amendment is increased to $35,000 and will be paid by Borrower to Lender on the Maturity Date (as defined above). The New Warrant shall be included in the definition of "Warrant" in the Warrant Agreement and all shares of Common Stock issuable upon exercise of the New Warrant shall be Warrant Shares under the Warrant Agreement. All Warrant Securities (as defined in the Warrant) issuable upon exercise of the New Warrant shall be Registrable Securities (as defined therein) under the Registration Rights Agreement. All capitalized terms used and not defined herein shall have the meanings given them in the Warrant Agreement or the New Warrant.

        6. Borrower will deliver to Lender and Holdings, prior to or on the date of the issuance of the New Warrant, the

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following, each in form and substance satisfactory to Holdings and its counsel:

            (1) A certified copy of the resolutions of the Board of Directors of the Borrower evidencing approval of this Amendment, the authorization for issuance of the New Warrant and Warrant Shares and other matters contemplated hereby and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Amendment, the New Note, the New Warrant and the Warrant Shares.

            (2) An opinion of Stradley, Ronon, Stevens & Young, counsel to the Borrower, in form and substance satisfactory to Holdings and its counsel;

            (3) A certificate of the Secretary or an Assistant Secretary of the Borrower stating the names of the officers of the Borrower authorized to sign this Amendment, the New Note, the certificates for the Warrant and the other documents or certificates to be delivered pursuant to this Agreement by the Borrower or any of its officers, together with the true signatures of such officers.

            (4) Amendments to the Holders Agreement and the Co-Registration Agreement, executed by the parties thereto, providing that the New Warrant and the Warrant Shares issuable thereunder are covered by such Agreements, and such other documents, agreements and instruments as Lender shall reasonably request, in connection with the New Warrant.

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

        7. Guarantors confirm to Lender that their respective liabilities and obligations under the Loan Agreement and the Surety Agreement dated May 11, 1995 given by the undersigned to Lender continue absolutely and unconditionally, unmodified and in full force and effect.

        8. Obligors jointly and severally represent and warrant to Lender as follows:

            (a) The execution and delivery by Obligors of this Amendment, the New Note, the New Warrant and the other documents required hereby, and performance by it of the transactions herein contemplated (i) are and will be within each Obligor's corporate powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of any court or other agency or government, of law or any other indenture, agreement or undertaking to which any Obligor is a party or by which the property of any Obligor is bound, or to be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any Property of any Obligor.

            (b) This Amendment, the New Note, the New Warrant and any other agreements, instruments and documents executed and/or delivered in connection herewith shall be valid, binding and enforceable in accordance with their respective terms.

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

            (c) Borrower hereby ratifies and restates as of the date hereof each of the representations, warranties and covenants contained in the Loan Agreement and the Warrant Agreement and thereby represents that all such representations, warranties and covenants are true and correct in all material respects as of the date hereof as if made on the date hereof.

            (d) There has not occurred as of the date hereof any material adverse change in the business, operations, condition (financial or otherwise) or business prospects of any Obligor since September 30, 1996 (as the financial condition is reflected on financial statements of Obligors as of such date delivered to Lender).

            (e) As of the date hereof, there is $7,500,000.00 owing by Borrower to Lender under the Revolving Credit without defense, setoff or counterclaim.

            (f) As of the date hereof, there are no defaults or Events of Default existing or continuing under the Loan Agreement.

            (g) The proceeds of the loans borrowed under the increase in the Maximum Revolving Credit Amount will be used solely to fund the working capital requirements of CMC.

        9. Borrower reconfirms its obligation to reimburse Lender on demand of all of Lender's reasonable expenses (including without limitation reasonable attorneys' fees and costs) incurred in connection with this Amendment and the transactions contemplated hereby.

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

        10. This Amendment shall amend and is incorporated into the Loan Agreement. To the extent of any express inconsistency between the terms hereof and the terms of the Loan Agreement, the terms hereof shall control. Except as expressly amended by this Amendment, all of the terms and conditions of the Loan Agreement remain in full force and effect. Without limiting the generality of the foregoing, Borrower reconfirms that all Collateral (including without limitation Borrower's pledge to Lender of the stock of TWI) secures and shall continue to secure all of the Obligations.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment by their respective duly authorized officers as of the day and year first above written.

CRW FINANCIAL. INC.                          MELLON BANK N. A.

By: /s/ Jonathan P. Robinson                 By:  /s/ Liz Mellace
    -----------------------------                ------------------------------

Attest: /s/ J. Brian O'Neill
        -------------------------


CASINO MONEY CENTERS, INC.

By: /s/ Jonathan P. Robinson
    -----------------------------

Attest: /s/ J. Brian O'Neill
        -------------------------


CRW CALIFORNIA, INC.

By: /s/ Jonathan P. Robinson
    -----------------------------

Attest: /s/ J. Brian O'Neill
        -------------------------

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CRW TEXAS, INC.

By: /s/ Jonathan P. Robinson
    -----------------------------

Attest: /s/ J. Brian O'Neill
        -------------------------


KAPLAN & KAPLAN, INC.

By: /s/ Jonathan P. Robinson
    -----------------------------

Attest: /s/ J. Brian O'Neill
        -------------------------


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